TROUTMAN SANDERS LLP

ATTORNEYS AT LAW
THE CHRYSLER BUILDING
405 LEXINGTON AVENUE
NEW YORK, NEW YORK 10174
www.troutmansanders.com
TELEPHONE: 212-704-6000
FACSIMILE: 212-704-6288

September 15, 2005

Trend Mining Company
5439 South Prince Street
Littleton, Colorado 80120

Re: Trend Mining Company

Ladies and Gentlemen:

We have acted as counsel to Trend Mining Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), for the registration for resale by the selling stockholders listed therein (the "Selling Stockholders") of: (i) up to 189,000 shares of the Company's common stock (“Common Shares”), par value $.01 per share ("Common Stock"), (ii) an aggregate of 9,000,005 shares of Common Stock (“Note Shares”) issuable upon the conversion of convertible notes issued or to be issued pursuant to the Subscription Agreement dated January 27, 2005 and amended on July 27, 2005 (the “Subscription Agreement”) to certain entities and individuals (“Convertible Notes”), (iii) an aggregate of 3,225,000 shares of Common Stock ("Class A Warrant Shares") issuable upon the exercise of Class A warrants issued or to be issued pursuant to the Subscription Agreement to certain entities and individuals ("Class A Warrants") with an exercise price of $0.50 cents per share, and (iv) an aggregate of 3,825,003 shares of Common Stock ("Class B Warrant Shares") issuable upon the exercise of Class B warrants issued or to be issued pursuant to the Subscription Agreement to certain entities and individuals ("Class B Warrants") with an exercise price of $0.25 cents per share (together with the Common Shares, Note Shares, Class A Warrant Shares and Class B Warrant Shares, the "Shares").

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Restated Certificate of Incorporation, as amended to date, (ii) Bylaws and (iii) resolutions adopted by the Company's Board of Directors authorizing the execution and delivery of the Subscription Agreement and the issuance of the Common Shares, the Convertible Notes, the Class A Warrants and the Class B Warrants. We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

Trend Mining Company
September 15, 2005

Based upon and subject to the foregoing, we are of the opinion that (a) the Common Shares have been validly issued and are fully paid and non-assessable, (b) the Note Shares, upon issuance and payment of the conversion price to the Company in accordance with the terms of the Convertible Notes are or will be, as applicable, validly issued, fully paid and non-assessable, and (c) the Class A Warrant Shares and Class B Warrant Shares, upon issuance and payment of the exercise price to the Company in accordance with the terms of the Class A Warrants or Class B Warrants, as applicable, are or will be, as applicable, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

Very truly yours,

TROUTMAN SANDERS LLP

/s/ Troutman Sanders LLP